Quantum Announces Two New Directors

Directors to contribute extensive expertise in end-to-end data management solutions

SAN JOSE, Calif., September 26, 2022 – Quantum Corporation (Nasdaq: QMCO) (Quantum or the Company) announced today the appointment of Don Jaworski and Hugues Meyrath to the Board of Directors, effective November 9, 2022.

“As a fundamental part of executing on our strategic vision and generating value for shareholders, we are committed to maintaining an engaged board comprised of individuals with a deep understanding of the market trends and expanding opportunities for Quantum’s solutions,” stated Jamie Lerner, Chairman and CEO of Quantum. “Don and Hugues are both ideal candidates for the Board, each possessing significant expertise in software product development for data management solutions at large multi-national firms. We look forward to their future contributions as well as valuable insights as Quantum continues to expand our portfolio of end-to-end software solutions for managing customers’ unstructured data.”

Don Jaworski has more than 40 years of experience delivering complex systems, scaling organizations and building new businesses and currently serves as president and chief operating officer of Lacuna Technologies, Inc., a leader in delivering software to municipalities to operationalize digital infrastructure and manage transportation dynamically. Prior to joining Lacuna, Jaworski was chief executive officer of SwiftStack, Inc., an open-source cloud data management company focused on large scale data applications, which was acquired by NVIDIA. He previously served as senior vice president and general manager of the core platform business at NetApp, Inc., where his team focused on the transition to scale-out systems. Jaworski also served as the senior vice president of product and engineering at Brocade Communications, where he led the company’s successful expansion into enterprise-class data solutions. Prior to Brocade, he led the enterprise security business unit at Nokia. Earlier in his career, he held management positions at Sun Microsystems and Amdahl Corporation. Jaworski received a bachelor’s degree in Computer Science from Bowling Green State University and a Master of Business Administration from Santa Clara University.

Hugues Meyrath most recently served as chief product officer of ServiceChannel, a market-leading facilities management software platform, which was acquired by Fortive in 2021. Previously, he was vice president at Dell Technologies Capital where he was responsible for driving venture funding and mergers and acquisitions, while also holding other advisory roles for a diverse set of portfolio companies. Prior to its acquisition by Dell Technologies, he served as vice president of product management and business development at EMC Corporation, a globally recognized provider of data backup and recovery services and business continuity products. Meyrath previously held multiple senior leadership roles at Juniper Networks, Brocade Communications and SBS. He was also an equity research analyst covering the storage industry at Credit Suisse First Boston. Meyrath holds a bachelor’s degree in Engineering from the University of Louvain in Belgium and a Master of Business Administration from the University of California, Berkeley.

About Quantum

Quantum technology and services help customers capture, create, and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum's platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That's why the world's leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. See how at www.quantum.com.

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Investor Relations Contacts:
Shelton Group
Leanne Sievers | Brett Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com

Forward-Looking Information

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and estimates about future events and financial trends affecting our business.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations or the negative of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements, including but not limited to statements related to the anticipated benefits and contributions of Jaworski and Meyrath joining the Board and serving as directors. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements include, without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; our stock price performance and general stock market volatility; the impact of political and economic instability and geopolitical tensions, including outbreak of hostilities, wars, or other acts of aggression, such as the current conflict in Ukraine, terrorism and political unrest, boycotts, curtailment of trade, government sanctions and other business restrictions; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K filed with the SEC on June 8, 2022 and our Quarterly Report on Form 10-Q filed on August 4, 2022. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.